Exhibit 10.1

Key Technology, Inc.

2003 RESTATED EMPLOYEES’ STOCK INCENTIVE PLAN

(1996 Plan as amended and restated as of December 15, 2003)

1.             Purpose.

This Restated Employees’ Stock Incentive Plan (the “Plan”) is designed to encourage key employees of Key Technology, Inc. (the “Company”) and any subsidiary corporations to acquire or increase a proprietary interest in the Company, and thus to share in the future success of the Company’s business.  Subsidiary corporation means any corporation in which 50% or more of the outstanding shares of capital stock are owned by the Company.  The Plan is intended to attract and retain outstanding personnel who are in a position to make important and direct contributions to the success of the Company and to promote a closer identity of interests between the Company’s key employees and its shareholders.  The Plan was initially adopted in 1996 and was subsequently amended and was restated in 2000.  The Plan is amended and restated as of December 15, 2003 in part to provide for an extended termination date, a reauthorized number of shares reserved for issuance hereunder, and the award of restricted stock grants in addition to the award of stock options.

2.             Scope and Duration of the Plan.

There will be reserved for issuance to eligible participants a total of 1,350,000 shares of the Company’s authorized Common Stock pursuant to the exercise of options presently outstanding and previously granted under this Plan prior to restatement and exercises of new options granted and restricted stock grants awarded under the Plan after the date hereof.  If an option expires or terminates for any reason without having been fully exercised, the unpurchased shares will be available for other options awarded under the Plan.  If a restricted stock award is forfeited, in part or in full, the forfeited shares will again be available for issuance under the Plan.  Unless the Plan is terminated earlier pursuant to Section 0, it shall terminate on November 11, 2013 and no option or restricted stock award shall be granted under the Plan after that date.

3.             Administration.

The Plan is administered by the Compensation Committee of the Board of Directors (the “Board”), which shall be comprised solely of “Non-Employee Directors” as defined in Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934 (the “Committee”).

The Committee has the responsibility to construe and interpret the Plan and to establish and amend such rules and regulations as it deems necessary or desirable for the proper administration of the Plan.  Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, interpretation and administration of the Plan, shall, to the extent permitted by law, be within its absolute discretion, but subject to the express provisions of the Plan.  Decisions of the Committee shall be conclusive and binding upon all recipients of options and restricted stock awards and any person claiming under or through any recipient of an option or restricted stock award.

The Committee has the authority, subject to the terms of the Plan, to determine which persons are eligible for options and restricted stock awards and those to whom options or restricted stock awards shall be granted, the type of grant to be awarded, the number of shares to be covered by each option or restricted stock award, the time or times at which options or restricted stock awards shall be granted, the fair market value of shares under option or restricted stock award from time to time, and the terms and provisions of the instruments evidencing options and restricted stock awards, including any conditions to exercise, repurchase rights, or any restrictions which may be imposed applicable to the transfer of the shares to be acquired upon exercise of options or pursuant to restricted stock awards.

4.             Eligible Employees.

4.1          Awards Generally.  Options and restricted stock awards may be granted to employees and to directors of the Company and any present or future subsidiary corporations.  In determining the employees to whom options and restricted stock awards shall be granted, and the number of shares to be issued on the exercise of an option or the number of shares of restricted stock to be granted, the Committee shall take into account the duties of the employees, their present and potential contributions to the success of the Company, and such other factors as the Committee deems relevant to accomplish the purposes of the Plan.

4.2          Incentive Stock Options.   Incentive Stock Options may be granted only to employees of the Company or any subsidiary corporation.  An Incentive Stock Option cannot be granted to an employee who, at the time such option is granted, owns directly or beneficially more than 10% of the total combined voting power of all classes of stock of the employer corporation or its parent or any subsidiary.  This limitation shall not apply if, at the time such Incentive Stock Option is granted, the option price is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.             Stock Options.

5.1          Types of Grants.  The Committee may grant either Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or Nonstatutory Stock Options.  The Committee has the sole discretion in deciding which options, if any, shall constitute Incentive Stock Options.  For options granted under this Plan, the Committee shall clearly identify each such option as an Incentive Stock Option or Nonstatutory Stock Option.  Any option not clearly identified as an Incentive Stock Option shall be deemed a Nonstatutory Stock Option.  For purposes of the Plan (i) the term “Nonstatutory Stock Option” means an option other than an Incentive Stock Option and (ii) the term “employer corporation” means the corporation of which an individual granted an Incentive Stock Option is an employee.

5.2          Committee Member Option Grants.

(a)           Automatic Grants.  On the date of each annual shareholder meeting, each director then serving on the Committee shall automatically be granted a Nonstatutory Stock Option to purchase five thousand (5,000) shares of the Company’s Common Stock.

(b)           Terms of Options.  The exercise price for options granted under this Section 5.2 shall be the fair market value of the Company’s Common Stock at the close of business on the date of grant.  Fair market value shall be the closing price of the Company’s Common Stock on such date as quoted on NASDAQ.  If a price is not available on the date of grant, the fair market value shall be determined on the first succeeding day that a price is available.  The options granted under this Section 5.2 shall have a ten-year term from the date of grant, unless earlier terminated as provided in Section 5.10 or Section 5.11 of the Plan, and shall become exercisable at the rate of 25% per year, beginning on the first anniversary of the date of grant and continuing on each subsequent anniversary until fully exercisable, subject to earlier exercise pursuant to Section 8 of the Plan or as otherwise determined by the Committee.

5.3          Option Price.  The price of the shares of Common Stock to be issued on exercise of an option shall be determined by the Committee, and in the case of an Incentive Stock Option, shall be not less than the fair market value of the shares on the date the option is granted.  Fair market value of the shares under option shall be determined by the Committee at the time of each grant of stock options under the Plan.

5.4          Term of Options.  The term of each option shall be determined by the Committee, but shall not be for more than ten years from the date the option is granted and may be subject to earlier expiration as provided in Sections 5.10 and 5.11.  Each option shall recite the date on which the exercise period expires.

5.5          Limitation on Amount of Incentive Stock Options.  In no event shall the aggregate fair market value (determined at the time such options are granted) of the shares with respect to which the employee’s Incentive Stock Options first become exercisable during any calendar year under the Plan or under any other stock option plan of the employee’s employer corporation and its parent and subsidiary corporations exceed $100,000.

5.6          Exercise of Options.  Subject to Section 8, an option held by an employee may be exercised only after an employee has remained in the continuous employment of the Company or a subsidiary corporation for one year after the date the option is granted.  Thereafter, an option may be exercised at any time, or from time to time, in whole or in part, except that if an option by its terms is exercisable in installments, then the provisions of the option shall control.  After becoming exercisable, if exercisable in installments, then each installment shall remain exercisable until termination or expiration of the option.  The price of the shares shall be paid in full at the time of exercise in cash or, with the consent of the Committee, in whole or in part in shares of Common Stock of the Company, valued at fair market value.  Fair market value shall be determined by the Committee.  Except as provided in Sections 5.10 or 5.11, no option granted to an employee may be exercised unless the holder is then an employee of the Company or a subsidiary corporation.  An employee shall not have any of the rights of a shareholder with respect to the shares to be issued on the exercise of an option until the shares are paid for and the stock certificate is delivered.  Upon any exercise, prior to issuance and as a condition thereof the person exercising the option may be required to sign any form of subscription agreement then authorized by the Board for use in connection with shares purchased under this Plan.  Such agreement may impose such restrictions and repurchase rights as the Board may determine.

5.7          Nontransferability of Nonstatutory Stock Options.  Nonstatutory Stock Options granted under the Plan are not transferable, except by will or by the laws of descent and distribution, and may be exercised during the employee’s life only by the employee or, if incapacitated, by his guardian or legal representative.  This section does not apply to Incentive Stock Options granted under the Plan.

5.8          Nontransferability of Incentive Stock Options.  Incentive Stock Options granted under the Plan are not transferable by the optionee otherwise than by will or by the laws of descent and distribution, and are exercisable during the optionee’s lifetime only by the optionee.  Each Incentive Stock Option shall recite this restriction.  This section does not apply to Nonstatutory Stock Options granted under the Plan.

5.9          Instruments Evidencing Options and Plan Log.  The Committee, in granting options hereunder, may use such instruments and agreements to evidence such options as it may determine.  All options to purchase shares of the Company which are granted under the Plan must be evidenced by an agreement signed by the employee to whom the option is awarded, all terms of which, to the extent not inconsistent with the terms of the Plan, shall be as determined by the Committee in awarding any such option.  The Secretary of the Company shall keep with the Plan an official Plan Log listing the names of all employees to whom options have been granted, the date of the award, the number of shares covered by the option, the purchase price, the vesting schedule, if applicable, and the number of remaining eligible shares covered by the Plan.

5.10        Termination of Employment.  If the employment of an employee to whom an option has been granted terminates for any reason other than death or physical disability, any option unexercised at the date of termination of employment shall expire except to the extent otherwise expressly authorized by the Committee.  Whether an authorized leave of absence, military or governmental service, disability or temporary absence from employment for any other reason constitutes the termination of employment for purposes of the Plan shall be conclusively determined by the Committee.

5.11        Death or Disability of an Employee.  If an employee to whom an option has been granted dies or becomes physically disabled while employed by the Company or by a subsidiary corporation, the option may only be exercised (to the extent that the employee was entitled to do so on the date of his death or disability) by his personal representative or beneficiary within 90 days after the date of death or termination of employment due to disability, and the option shall expire to the extent unexercised after such 90-day period except to the extent otherwise determined by the Committee.

6.             Restricted Stock Awards.

6.1          General.  The Committee may grant restricted stock awards to eligible employees under the Plan.  Each grant of restricted stock shall be evidenced by a Restricted Stock Agreement between the recipient and the Company in such form as may be approved by the Committee from time to time.  Shares of restricted stock awarded under the Plan shall be subject to all applicable terms of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan as the Committee may determine and as set forth in the respective Restricted Stock Agreements.  The provisions of the individual Restricted Stock Agreements entered into with recipients of restricted stock awards under the Plan need not be identical.

6.2          Payment for Awards.  Shares of restricted stock may be sold or awarded under the Plan for such consideration as the Committee may determine at the time of each award including without limitation past services, future services or cash.

6.3          Vesting Conditions.            Shares of restricted stock awarded under the Plan may be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement.  A Restricted Stock Agreement may provide for accelerated vesting in event of the employee’s death, disability, retirement or other events.

6.4          Voting and Dividend Rights.  The holders of shares of restricted stock awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders.  A Restricted Stock Agreement, however, may require that the holders of the shares of restricted stock invest any cash dividends received with respect to such shares in the purchase of additional shares of restricted stock.  Such additional shares of any restricted stock so purchased shall be subject to the same conditions and restrictions as the award with respect to which the dividends were paid.

7.             Adjustments for Changes in Capitalization.

Notwithstanding any other provision of the Plan, in the event of changes in the outstanding shares of Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, reorganizations or liquidations, each instrument evidencing an option and each Restricted Stock Agreement may contain such provisions as the Committee determines to be appropriate for the adjustment of the number and class of shares covered by such option or restricted stock award, and as applicable the option exercise price.  In the event of any such change in the outstanding shares of Common Stock of the Company, the aggregate number of shares available under the Plan shall be appropriately adjusted.

8.             Events Accelerating Exercise of Options or Vesting of Restricted Stock.

If the shares of Common Stock of the Company are changed into or exchanged for shares of stock of another corporation or are converted to cash pursuant to a plan of merger, partial or complete liquidation, or dissolution, the Board may in its discretion determine to make each option then outstanding be exercisable with respect to all or any portion of the shares of Common Stock covered thereby and without regard to the time the option has been outstanding, beginning with the date the Board approves or authorizes such change or conversion and ending two days prior to the effective date of such change or conversion.  The Board may also, in its discretion, determine to make each share of restricted stock then subject to forfeiture be fully vested without regard to the satisfaction of the conditions specified in the Restricted Stock Agreement.  If, after December 15, 2003, any of the shares of Common Stock of the Company becomes the subject of an acquisition requiring reporting under Sections 13(d)(1) or 14(d) of the Securities Act of 1934, the Board may at its discretion determine to make each option then outstanding be exercisable with respect to all or any portion of the shares of Common Stock covered thereby and without regard to the time the option has been outstanding, at any time thereafter, and may determine to make each share of restricted stock then subject to forfeiture be fully vested without regard to the satisfaction of the conditions specified in the Restricted Stock Agreement.

9.             Time of Granting Options and Restricted Stock Awards.

Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board, the Committee, or shareholders of the Company shall constitute the granting of an option or the award of a restricted stock grant.  The granting of an option or award of restricted stock pursuant to the Plan shall take place only when an instrument evidencing the option or restricted stock award has been duly executed on behalf of the Company and delivered to the employee to whom such option or restricted stock award is to be granted.

10.          Employment Rights.

Nothing in the Plan or any instrument evidencing an option or restricted stock award shall confer upon any employee any right to continue in the employment of the Company or any subsidiary corporation or shall be construed to interfere in any way with the right of the Company or any subsidiary corporation to terminate his employment at any time for any reason.

11.          Withholding Taxes.

To the extent required by applicable federal, state or local law, an employee or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan.  The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.  To the extent that applicable law subjects an employee to tax withholding obligations, the Committee may permit such employee to satisfy all or part of such obligations by having the Company withhold all or a portion of any shares of Common Stock that otherwise would be issued to him or her or by surrendering all or a portion of any shares of Common Stock that he or she previously acquired.  Such shares of Common Stock shall be valued at their fair market value on the date when they are withheld or surrendered.

12.          Amendment.

The Board has the right at any time to amend, modify or discontinue the Plan.  An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations, rules or requirements of any applicable governmental authority or listing organization governing the trading of the Company’s Stock.  No amendment, modification or discontinuance adopted by the Board shall revoke or alter the terms of any valid option or restricted stock award previously granted in accordance with the Plan without the consent of the recipient of such award.

The Plan may also be amended or modified in any respect or discontinued with the approval of a majority of the shares present and entitled to vote at a shareholder meeting duly called for such purpose.  However, no amendment, modification or discontinuance of the Plan may, without the consent of the employee to whom a valid option or restricted stock award has previously been granted, affect the rights of such employee under any outstanding option or restricted stock award.

The Plan, the grant and exercise of options, and the grant of restricted stock awards shall be subject to all applicable laws, regulations, rules and requirements of applicable authorities and organizations.  Notwithstanding any provision of the Plan to the contrary, the Board may in its discretion make such changes in the Plan as may be required to conform the Plan to such laws, regulations, rules and requirements of applicable authorities and organizations, subject to the provisions of the first paragraph of this Section 12.

13.          Effectiveness of the Plan.

The Plan shall become effective only after it has been approved by the Board of Directors and subsequently approved, within one year from the date of adoption by the Board, at a shareholders meeting duly called for such purpose.

This Restated Employees’ Stock Incentive Plan was approved by the Board of Directors of Key Technology, Inc. on December 15, 2003 and by the shareholders on February 4, 2004.

/s/ Gordon Wicher
Gordon Wicher

Corporate Secretary